UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2009

Dresser-Rand Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (713) 467-2221

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) (NYSE: DRC) reported that the Company and the Union have returned to the bargaining table, in an effort to reach a new labor agreement.  The expected lower volume of future new unit orders, as previously disclosed, has led the Company to reconsider its bargaining position with the Union.  Specifically, the Company has made a proposal to extend the expiration date of a new agreement to 2013 and has made several proposals to increase operational flexibility.

In addition, the Company has withdrawn its current economic proposal and intends to provide the Union with a new proposal that better reflects current and anticipated future market conditions.  The offer that the Company previously had on the table was originally proposed almost two years ago, and had been available during that entire period for the Union to accept on behalf of the Painted Post employees.

All information in the presentation slide deck is furnished and shall not be deemed "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent registrant specifically incorporated it by reference.

Exhibit No.	Description
99.1	News release dated April 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group, Inc.

DATED: April 29, 2009	By:	/s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated April 29, 2009

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